SECOND AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This second amendment ("Amendment") to the ETF distribution agreement (the "Agreement") dated as of April 14, 2020, by and between Northern Lights Fund Trust IV and Foreside Financial Services, LLC (together, the "Parties") is effective as of April 25, 2022.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Northern Lights Fund Trust IV

By: /s/ Wendy Wang

Wendy Wang, President

Date: 5/12/2022

Foreside Financial Services, LLC

By: /s/ Mark Fairbanks

Mark Fairbanks, Vice President

Date: 5/24/2022

EXHIBIT A

DATED APRIL 25, 2022

Inspire Global Hope ESG ETF (f/k/a Inspire Global Hope ETF)

Inspire Small/Mid Cap ESG ETF (f/k/a Inspire Small/Mid Cap Impact ETF)

Inspire Corporate Bond ESG ETF (f/k/a/ Inspire Corporate Bond Impact ETF)

Inspire 100 ESG ETF (f/k/a Inspire 100 ETF)

Inspire Fidelis Multi Factor ESG ETF

Inspire International ESG ETF

Inspire Tactical Defense ESG ETF

Inspire Tactical Balanced ESG ETF

Inspire Faithward Mid Cap Momentum ESG ETF

Inspire Faithward Large Cap Momentum ESG ETF